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                                                                     EXHIBIT 4.4
                                   AROC INC.

                          OFFER TO PURCHASE FOR CASH
                  ALL OUTSTANDING SHARES OF ITS COMMON STOCK
                                   FOR CASH
                  AT A PURCHASE PRICE OF $0.06 NET PER SHARE

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THE OFFER AND WITHDRAWAL RIGHTS HAVE BEEN EXTENDED AND WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME ON JULY 19, 2001 (THE "EXPIRATION DATE"), UNLESS THE OFFER IS FURTHER EXTENDED. IF YOU HAVE ALREADY TENDERED YOUR SHARES OF AROC COMMON STOCK PURSUANT TO OUR EARLIER MAILING OF TENDER OFFER DOCUMENTS, NO FURTHER ACTION IS REQUIRED ON YOUR PART UNLESS YOU WISH TO WITHDRAW YOUR SHARES. IF YOU DO WISH
TO WITHDRAW YOUR SHARES, PLEASE SEE "THE TENDER OFFER--WITHDRAWAL RIGHTS."
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                                 June 29, 2001


To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

     We have been appointed by AROC Inc., a Delaware corporation (the "Company"), to act as Depositary in connection with the Company's offer to purchase for cash any and all outstanding shares of its common stock, $0.001 par value per share (the "Shares"), of the Company at a price of $0.06 per share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Company's Offer to Purchase, dated June 29, 2001 (the "Offer to Purchase"), and the related Letters of Transmittal (which, together with the Offer to Purchase and any amendments or supplements hereto or thereto, collectively, constitute the "Offer"), enclosed herewith. Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

     Enclosed for your information and use are copies of the following documents:

         1.  Offer to Purchase, dated June 29, 2001;

         2. Letter of Transmittal to be used by holders of Shares in accepting the Offer and tendering Shares;

         3. Notice of Guaranteed Delivery to be used to accept the Offer if the Shares and all other required documents are not immediately available or cannot be delivered to Registrar and Transfer Company (the "Depositary") by the Expiration Date;

         4.  A letter to stockholders of the Company from the Company;

         5. A letter that may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

         6. Guidelines for Certification of Taxpayer ID Number on Substitute Form W-9; and
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         7.  Return envelope addressed to the Depositary.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 19, 2001, UNLESS THE OFFER IS FURTHER EXTENDED.

     In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of certificates evidencing such Shares, a Letter of Transmittal (or facsimile thereof) properly completed and duly executed and any other required documents.

     If holders of Shares wish to tender, but cannot deliver their certificates or other required documents prior to the expiration of the Offer, a tender of Shares may be effected by following the guaranteed delivery procedure described under "The Tender Offer--Procedures for Accepting the Offer and Tendering Shares" in the Offer to Purchase.

     The Company will not pay any fees or commissions to any broker, dealer or other person (other than the undersigned as described in the Offer) in connection with the solicitation of tenders of shares pursuant to the Offer. However, the Company will reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay or cause to be paid any stock transfer taxes payable with respect to the transfer of Shares to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     Any inquiries you may have with respect to the Offer and any requests for additional copies of the enclosed material should be addressed to the undersigned at the address and telephone number set forth on the back cover page of the Offer to Purchase.

                                    Very truly yours,


                                    REGISTRAR AND TRANSFER COMPANY



     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU, OR ANY OTHER PERSON, THE AGENT OF THE COMPANY, THE DEPOSITARY, OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE OR ANY OTHER PERSON TO USE ANY DOCUMENT OR TO MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENT AND THE STATEMENTS CONTAINED THEREIN.